HEITMAN SECURITIES TRUST
              RODNEY SQUARE MANAGEMENT CORPORATION
          AMENDED AND RESTATED ADMINISTRATION AGREEMENT      Exhibit 9(b)


    THIS AMENDED AND RESTATED ADMINISTRATION AGREEMENT is made as of the 14th day of November, 1996, by and between Heitman Securities Trust, a Massachusetts business trust (the "Trust"), having its principal place of business in Chicago, Illinois, and Rodney Square Management Corporation, a corporation organized under the laws of the State of Delaware ("RSMC"), having its principal place of business in Wilmington, Delaware.

    WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company and offers for public sale distinct series of shares of beneficial interest ("Series"), par value $0.001 per share;

    WHEREAS, each share of a Series represents an undivided interest in the assets, subject to the liabilities, allocated to that Series and each Series has a separate investment objective and policies;

   WHEREAS, at the present time, the Trust has one Series, the Heitman Real Estate Fund (the "Fund"), which consists of two classes of shares, the Heitman/PRA Institutional Class shares and the Advisor Class shares;

    WHEREAS, the Trust currently employs the services of RSMC with respect to the Fund pursuant to an Administration Agreement dated as of December 3, 1993 (the "Original Agreement"); and

      WHEREAS, the Trust and RSMC desire to amend and restate the Original Agreement in its entirety by adopting this Amended and Restated Administration Agreement, which shall supersede the Original Agreement from and after the date hereof;

    NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Trust and RSMC agree as follows:

1. APPOINTMENT. The Trust hereby appoints and employs RSMC as agent to perform the fund administration services described in this Agreement for the period and upon the terms and conditions set forth in this Agreement. RSMC accepts such appointment and agrees to perform the obligations thereof upon the terms and conditions hereinafter set forth and in accordance with the principles of principal and agent as enunciated by applicable common law.

2. DOCUMENTS. The Trust has furnished RSMC copies of the Trust's First Amended and Restated Master Trust Agreement (the "Master Trust Agreement"), Bylaws, Investment Management Agreement, Distribution Agreement between the Trust and Rodney Square Distributors, Inc., with respect to the Heitman/PRA Institutional Class shares, the Distribution Agreement between the Trust and ACG Capital Corporation with respect to the Advisor Class shares, Accounting Services Agreement, Custody Agreement, Transfer Agency Agreement, and all amendments thereto and restatements thereof, the Trust's current Prospectus(s) and Statement of Additional Information (the "SAI") and all forms relating to any plan, program or service offered by the Trust. The Trust shall furnish promptly to RSMC a copy of any amendment or supplement to the above-mentioned documents. The Trust shall furnish promptly to RSMC any additional documents necessary for it to perform its functions hereunder or such other documents as RSMC shall request.

3. FUND ADMINISTRATION. Subject to the direction and control of the Board of Trustees (the "Trustees") of the Trust and to the extent not otherwise the responsibility of, or provided by, the Trust or other supply agents of the Trust, RSMC shall provide the following administrative services for the Trust:

   (a) Supply:

       (i) office facilities (which may be in RSMC's or its affiliates' own offices);
       (ii)  non-investment related statistical and research data;
       (iii) executive and administrative services;
       (iv)  stationery and office supplies;
       (v) corporate secretarial services, such as the preparation and distribution of materials at the Trust's expense for meetings of the Trustees or shareholders; and
       (vi)  Directors' and Officers' questionnaires.

   (b) Prepare and file, if necessary, reports to shareholders of the Trust and reports with the Securities and Exchange Commission (the "SEC"), state securities commissions and Blue Sky authorities, including preliminary and definitive proxy materials, post-effective amendments to the Trust's registration statement, Rule 24f-2 Notices, Form N-SAR filings and prospectus supplements;

   (c) Monitor the Trust's compliance with the investment restrictions and limitations imposed by the 1940 Act, and state Blue Sky laws and applicable regulations thereunder, the fundamental and non-fundamental investment policies and limitations set forth in the Trust's Prospectus(s) and SAI, and the investment restrictions and limitations necessary for each Fund of the Trust to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") or any successor statute;

   (d) Monitor sales of the Trust's shares and ensure that such shares are properly registered with the SEC and applicable state authorities;

   (e) Prepare  and  distribute to appropriate parties  notices  announcing
       the   declaration   of   dividends  and   other   distributions   to
       shareholders;

   (f) Prepare financial statements and footnotes and other financial information with such frequency and in such format as required to be included in reports to shareholders and the SEC;

   (g) Review sales literature and file such with regulatory authorities, as necessary;

   (h) Maintain the Trust's membership in Fund/Serv;

   (i) Provide  information  regarding  material  developments   in   state
       securities regulation; and

   (j) Provide personnel to serve as officers of the Trust if so elected by the Board of Trustees.

4. EXPENSES OF THE TRUST. The Trust agrees that it will pay all its expenses other than those expressly stated to be payable by RSMC hereunder, which expenses payable by the Trust shall include, without limitation:

   (a)Fees payable for investment advisory services provided by the Trust's investment Advisor;

   (b)Fees payable for services provided by the Trust's independent public accountants;

   (c)Fees   payable   for  accounting,  transfer  agency   and   custodial
      services;

   (d)The cost of obtaining quotations for calculating the value of the assets of the Fund;

   (e)Taxes levied against the Trust or the Fund;

   (f)Brokerage fees, mark-ups and commissions in connection with the purchase and sale of portfolio securities;

   (g)Costs, including the interest expense, of borrowing money;

   (h)Costs and/or fees incident to holding meetings of the Trustees and shareholders, preparation (including typesetting, EDGAR conversion, filing and printing charges) and mailing of prospectuses, reports and proxy materials to the existing shareholders of the Trust, filing of reports with regulatory bodies, maintenance of the Trust's corporate existence, and registration of shares with federal and state securities authorities;

   (i)Legal fees and expenses;

   (j)Costs of printing share certificates representing shares of the Trust;

   (k)Fees payable to, and expenses of, members of the Trustees who are not "interested persons" of the Trust;

   (l)Out-of-pocket  expenses incurred by RSMC,  its  agents  or  affiliates
      in   connection   with   the   provision   of   fund   administration,
      accounting, custodial and transfer agency services;

   (m)Premiums payable on the fidelity bond required by Section 17(g) of the 1940 Act, and any other premiums payable on insurance policies related to the Trust's business and the investment activities of its Funds;

   (n)Distribution fees, if any;

   (o)Service  fees,  if  any, payable by the Fund for  providing  personal
      services  to  the   shareholders  of the  Fund  and  for  maintaining
      shareholder accounts for those shareholders;

   (p)Fees,   voluntary   assessments  and  other  expenses   incurred   in
       connection  with  the  Trust's  membership  in  investment   company
       organizations; and

   (q)Such  non-recurring expenses as may arise, including  actions,  suits or proceedings to which the Trust is a party and the legal obligation which the Trust may have to indemnify its Trustees and officers with respect thereto.

   Except as otherwise agreed by RSMC, RSMC will not reimburse the Trust for (or have deducted from its fees payable under this Agreement) any Trust expenses in excess of any expense limitations imposed by state securities commissions having jurisdiction over the sale of Fund shares.

5. RECORDKEEPING AND OTHER INFORMATION. RSMC shall create and maintain all necessary records in accordance with all applicable laws, rules and regulations, including, but not limited to, records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the various functions (described above) performed by it and not otherwise created and maintained by another party pursuant to contract with the Trust. All records shall be the property of the Trust at all times and shall be available for inspection and use by the Trust. Where applicable, such records shall be maintained by RSMC for the periods and in the places required by Rule 31a-2 under the 1940 Act.

6. AUDIT, INSPECTION AND VISITATION. RSMC shall make available during regular business hours all records and other data created and maintained pursuant to the foregoing provisions of this Agreement for reasonable audit and inspection by the Trust, any person retained by the Trust or any regulatory agency having authority over the Trust.

7. COMPENSATION. For the performance of its obligations under this Agreement, the Trust shall pay RSMC an administrative fee with respect to each Fund in accordance with the fee arrangements described in Schedule A attached hereto, as such schedule may be amended from time to time.

8. APPOINTMENT  OF  AGENTS.   RSMC  may  at  any  time  or  times,  in  its
   discretion, appoint (and may at any time remove) other parties as its agent to carry out such of the provisions of this Agreement as RSMC may from time to time direct; provided, however, that the appointment of any such agent shall not relieve RSMC of any of its responsibilities or liabilities hereunder.

9. USE OF RSMC'S NAME. The Trust shall not use the name of RSMC or any of its agents or affiliates in any Prospectus, SAI, sales literature or other material relating to the Trust in a manner not approved prior thereto in writing by RSMC; provided, however, that RSMC shall approve all uses of its, its agents' or its affiliates' names that merely refer in accurate terms to their appointments hereunder or that are required by the SEC or a state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

10.USE OF TRUST'S NAME. Neither RSMC nor any of its affiliates shall use the name of the Trust or material relating to the Trust on any forms (including any checks, bank drafts or bank statements) for other than internal use in a manner not approved prior thereto by the Trust; provided, however, that the Trust shall approve all uses of its name that merely refer in accurate terms to the appointment of RSMC hereunder or that are required by the SEC or a state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

11.LIABILITY OF RSMC OR AFFILIATES.  RSMC and its affiliates shall  not  be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this
   Agreement relates, except to the extent of a loss resulting from willful misfeasance, bad faith, negligence or reckless disregard of their obligations and duties under this Agreement. Any person, even though also an officer, director, employee or agent of RSMC or any of its affiliates who may be or become an officer or director of the Trust, shall be deemed, when rendering services to the Trust as such officer or acting on any business of the Trust in such capacity (other than services or business in connection with RSMC's duties under this Agreement), to be rendering such services to or acting solely for the Trust and not as an officer, director, employee or agent or one under the control or direction of RSMC or any of its affiliates, even though paid by one of those entities. RSMC shall not be liable or responsible for any acts or omissions of any predecessor administrator or any other persons having responsibility for matters to which this Agreement relates nor shall RSMC be responsible for reviewing any such act or omissions. RSMC shall, however, be liable for its own acts and omissions subsequent to assuming responsibility under this Agreement as herein provided.

12.RESPONSIBILITY OF RSMC. In the performance of its duties hereunder, RSMC shall be obligated to exercise due care and diligence and to act in good faith and to use its best efforts within reasonable limits. RSMC shall be under no duty to take any action on behalf of the Trust except as specifically set forth herein or as may be specifically agreed to by RSMC in writing. To the extent that duties, obligations and responsibilities assumed by RSMC are not expressly set forth in this Agreement, RSMC shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or negligence on the part of RSMC or reckless disregard by RSMC of such duties, obligations and responsibilities. Without limiting the generality of the foregoing or of any other provision of this Agreement, RSMC, in connection with its duties under this Agreement, shall not be under any duty or obligation to inquire into, and shall not be liable for or in respect of: (i) the validity or invalidity or authority or lack thereof of any oral or written instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which RSMC reasonably believes to be genuine; or (ii) delays or errors or loss of data occurring by reason of circumstances beyond RSMC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply, in which circumstances RSMC shall take reasonable actions to minimize loss of data resulting therefrom.

13. RIGHT TO RECEIVE ADVICE.

   a. Advice of Trust. If RSMC shall be in doubt as to any action to be taken or omitted by it, it may request, and shall receive, from the Trust directions or advice, including oral or written instructions where appropriate.

   b. Advice of Counsel. If RSMC shall be in doubt as to any question of law involved in any action to be taken or omitted by RSMC, it may request directions or advice at its own cost from counsel of its own choosing (who may be the regularly retained counsel for the Trust or RSMC or the in-house counsel for RSMC, at the option of
       RSMC).

   c. Conflicting Advice. In case of conflict between oral or written instructions received by RSMC pursuant to (a) above, RSMC shall be entitled to rely upon and follow written instructions alone. In case of conflict between directions and advice pursuant to (a) and
       (b) above, RSMC shall be entitled to rely upon and follow directions and advice obtained in accordance with (b) above.

   d.  Protection  of  RSMC.  RSMC  shall be protected  in  any  action  or inaction which it takes in reliance on any directions, advice or oral or written Instructions received pursuant to subsections a. or
       b. of this Section which RSMC, after receipt of any such directions, advice or oral or written instructions, in good faith believes to be consistent with such directions, advice or oral or written instructions, as the case may be. However, nothing in this Section shall be construed as imposing upon RSMC any obligation (i) to seek such direction, advice or oral or written instructions, or
       (ii) to act in accordance with such directions, advice or oral or written instructions when received, unless, under the terms of another provision of this Agreement, the same is a condition to RSMC's properly taking or omitting to take such action. Nothing is this subsection shall excuse RSMC when an action or omission on the part of RSMC constitutes willful misfeasance, bad faith, negligence or reckless disregard by RSMC of its duties under this Agreement.

14. INDEMNIFICATION.

   a. The Trust agrees to indemnify and hold harmless RSMC and its directors, officers, employees, agents and representatives from all taxes, charges, expenses, assessments, claims and liabilities including, without limitation, liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended the ("1934 Act") or the 1940 Act and any applicable state and foreign securities laws, and amendments thereto (the "Securities Laws"), and expenses, including without limitation reasonable attorneys' fees and disbursements, arising directly or indirectly from any action or omission to act which RSMC takes or does or omits to take or to do: (i) at the request of or on the direction of or in reliance upon the advice of the Trust; or (ii) upon oral or written instructions received from the Trust. Neither RSMC nor any of its directors, officers, employees, agents and representatives shall be indemnified against any liability (or any expenses incident to such liability) arising out of RSMC's own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

   b. RSMC agrees to indemnify and hold harmless the Trust from all taxes, charges, expenses, assessments, claims, liabilities (including, without limitation, liabilities arising under the
       Securities Laws) and expenses (including, without limitation, reasonable attorneys' fees and disbursements) arising directly or indirectly from any action or omission to act which RSMC or any of RSMC's directors, officers, employees, agents and/or representatives take or fail to take provided such action or omission to act constitutes willful misfeasance, bad faith, negligence or reckless disregard of RSMC's duties and obligations under this Agreement.

   c. Upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

15.AMENDMENTS.  RSMC and the Trust shall regularly consult with each  other regarding RSMC's performance of its obligations and its compensation under the foregoing provisions. In connection therewith, the Trust shall submit to RSMC at a reasonable time in advance of filing with the SEC copies of any amended or supplemented registration statement of the Trust (including exhibits) under the 1933 Act and the 1940 Act, and, a reasonable time in advance of their proposed use, copies of any amended or supplemented forms relating to any plan, program or service offered by the Trust. Any change in such materials that would require any change in RSMC's obligations under the foregoing provisions shall be subject to the burdened party's approval, which shall not be unreasonably withheld. In the event that a change in such documents or in the procedures contained therein increases the cost to RSMC of performing its obligations hereunder by more than an insubstantial amount, RSMC shall be entitled to receive reasonable compensation therefor.

16.DURATION, TERMINATION, ETC. The provisions of this Agreement may not be changed, waived, discharged or terminated orally, but only by written instrument that shall make specific reference to this Agreement and that shall be signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

   This Agreement shall become effective as of the close of business on the date first above written and shall continue in force unless terminated  as  herein provided.  This Agreement  may  at  any  time  be terminated by the Trust on sixty (60) days' written notice given to RSMC or by RSMC on six (6) months' written notice given to the Trust; provided, however, that this Agreement may be terminated by the Trust immediately at any time for cause either by the Trust or by RSMC in the event that such cause shall have remained unremedied for sixty (60) days or more after receipt of written specification of such cause. Any such termination shall not affect the rights and obligations of the parties under Sections 11 and 14 hereof.

   Upon the termination of this Agreement, the Trust shall pay to RSMC such compensation as may be payable for the period prior to the effective date of such termination, including reimbursement for any out-of-pocket expenses reasonably incurred by RSMC to such date. In the event that the Trust designates a successor to any of RSMC's obligations hereunder, RSMC shall, at the expense and direction of the Trust, transfer to such successor all relevant books, records and other data established or maintained by RSMC under the foregoing provisions.

17.NOTICE.   Any  notice  under this Agreement shall be  given  in  writing addressed and delivered or mailed, postage prepaid, to the other party to this Agreement at its principal place of business.

18.SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

19.GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws (without regard, however, to laws as to conflicts of law) of the State of Delaware.

20.LIMITATION OF LIABILITY.  RSMC acknowledges that it has received  notice of and accepts the limitations of liability set forth in the Trust's Master Trust Agreement. RSMC agrees that the Trust's obligations hereunder shall be limited to the Trust, and that RSMC shall have recourse solely against the assets of the portfolio with respect to which the Trust's obligations hereunder relate and shall have no recourse against the assets of any other portfolio or against any shareholder, Trustee, officer, employee, or agent of the Trust.

21.MISCELLANEOUS.   Each  party agrees to perform  such  further  acts  and
   execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in two counterparts, each of which taken together shall constitute one and the same instrument.



    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                              HEITMAN SECURITIES TRUST



                              By:  /s/ William L. Ramseyer
                                   -------------------------
                                   William L. Ramseyer, President


                              RODNEY SQUARE MANAGEMENT
                                  CORPORATION


                              By:  /s/ Martin L. Klopping
                                   ------------------------
                                   Martin L. Klopping, President

           AMENDED AND RESTATED ADMINISTRATION AGREEMENT

                           SCHEDULE A

                    HEITMAN SECURITIES TRUST

                          FEE SCHEDULE


For the services RSMC provides under the Administration Agreement attached hereto, the Trust agrees to pay RSMC an administrative fee with respect to each class of the Fund listed below at an annual rate of .10% based on the average of the daily net assets of each such class as determined at the close of business on each day throughout the month:


   Heitman/PRA Institutional Class--Heitman Real Estate Fund

   Advisor Class--Heitman Real Estate Fund

The Advisor Class and any subsequent classes of the Heitman Real Estate Fund shall be subject to a minimum annual fee of $25,000 per class.

The administrative fee shall be payable monthly in arrears as soon as practicable after the last day of each month.